UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

Solo Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40979	87-1360865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Mustang Dr.
Grapevine, TX	76051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817)-900-2664

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Solo Brands, Inc. (the “Company”) filed on October 25, 2023 (the “Original 8-K”). The Amendment updates certain information that was not previously determined at the time of the Original 8-K. The content of the Original Form 8-K has otherwise not changed.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Financial Officer

As previously announced in the Original 8-K, the board of directors (the “Board”) of the Company appointed the Company’s Director, Andrea K. Tarbox, as interim Chief Financial Officer (“Interim CFO”) of the Company, effective December 10, 2023 (the “Start Date”) and until such time as a successor is identified.

In connection with Ms. Tarbox’s appointment as Interim CFO, on January 10, 2024, the Company’s Compensation Committee (the “Committee”) approved cash compensation to Ms. Tarbox equal to $166,667 per month to be pro-rated for any partial time Ms. Tarbox spends in the role of Interim CFO. The Committee also approved a one-time cash bonus of $216,000 to Ms. Tarbox for her services and guidance to the Company during a transition period from November 1st through the Start Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.

Date: January 12, 2024	By:	/s/ Kent Christensen
Kent Christensen
General Counsel